CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in the Form 8-K previously filed on May 7, 1996, into the Company's previously filed Reg-istration Statement File Nos. 2-80129, 2-73420, 33-9766, 33-20241, 33-27834, 33-36213, 2-78242, 33-52734, 33-64680,
33-67850, 33-58903, 33-58907 and 33-63965.



                                   ARTHUR ANDERSEN LLP

Washington, D.C.
  June 4, 1996